UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Ocular Therapeutix, Inc.

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April 25, 2019

Dear Ocular Therapeutix, Inc. Stockholder:

You are cordially invited to our Annual Meeting of Stockholders on Tuesday, June 11, 2019, beginning at 8:30 a.m., Eastern time, at 15 Crosby Drive, Bedford, MA 01730. The enclosed notice of annual meeting of stockholders sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement. Our board of directors recommends that you vote “FOR” Proposals 1 and 2, as set forth in the proxy statement.

We look forward to seeing you there.

Very truly yours,

Antony Mattessich
President and Chief Executive Officer

This proxy statement, the enclosed proxy card and our 2019 annual report to stockholders were first made available to stockholders on or about April 25, 2019.

OCULAR THERAPEUTIX, INC.

15 Crosby Drive

Bedford, MA 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on Tuesday, June 11, 2019

The 2019 Annual Meeting of Stockholders, or the 2019 Annual Meeting, of Ocular Therapeutix, Inc., a Delaware corporation, will be held on Tuesday, June 11, 2019  beginning at 8:30 a.m., Eastern time, at 15 Crosby Drive, Bedford, MA 01730, to consider and act upon the following matters:

1. To elect three class II directors of our board of directors to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;
2. To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and
3. To transact such other business as may properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 15, 2019 will be entitled to notice of and to vote at the 2019 Annual Meeting or any adjournment or postponement thereof.

By order of the board of directors,

Antony Mattessich
President and Chief Executive Officer

Bedford, Massachusetts

April 25, 2019

YOU MAY OBTAIN ADMISSION TO THE ANNUAL MEETING BY IDENTIFYING YOURSELF AT THE ANNUAL MEETING AS A STOCKHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON APRIL 15, 2019 WILL BE ADEQUATE IDENTIFICATION.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

OCULAR THERAPEUTIX, INC.

15 Crosby Drive

Bedford, MA 01730

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 11, 2019

Information About the Annual Meeting and Voting

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors, or the board, of Ocular Therapeutix, Inc. for use at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 11, 2019, beginning at 8:30 a.m., Eastern time, at 15 Crosby Drive, Bedford, MA 01730, and at any adjournment or postponement thereof. On April 15, 2019, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 42,836,978 shares of our common stock, par value $0.0001 per share, or the common stock. Each share of common stock entitles the record holder thereof to one vote on each of the matters to be voted on at the Annual Meeting.  In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Ocular Therapeutix,” “the company,” “our,” “we,” or “us” refers to Ocular Therapeutix, Inc.

Your vote is important no matter how many shares you own. Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

If you are the “record holder” of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

(1)

You may vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card.

(2)

You may vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card.

(3)

You may vote by mail. You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone.

(4)

You may vote in person. If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the Annual Meeting. Ballots will be available at the Annual Meeting.

All proxies that are executed or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders in accordance with the stockholders’ instructions. However, if no choice is specified on a proxy as to one or more of the proposals, the proxy will be voted in accordance with the board of directors’ recommendations on such proposals as set forth in this proxy statement.

After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the Annual Meeting by doing any one of the following things:

•	submitting a new proxy by following the “Vote by Internet” or “Vote by Phone” instructions on the enclosed proxy card up until 11:59 p.m., Eastern time, the day before the Annual Meeting;
•

signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the Annual Meeting, or by delivering that signed proxy card in person at the Annual Meeting;

•	giving our Secretary a written notice before or at the Annual Meeting that you want to revoke your proxy; or
•	voting in person at the Annual Meeting.

Your attendance at the Annual Meeting alone will not revoke your proxy.

If the shares you own are held in “street name” by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as “brokerage firms,” your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order for your brokerage firm to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain routine, or “discretionary,” items, but will not be allowed to vote your shares with respect to other non-routine, or “non-discretionary,” items. The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal 2) is considered to be a discretionary item under the NYSE rules, and your brokerage firm will be able to vote on that item even if it does not receive instructions from you, so long as it holds your shares in its name. The election of class II directors (Proposal 1) is a non-discretionary item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote with respect to that proposal and your shares will be counted as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (April 15, 2019) in order to be admitted to the Annual Meeting. To be able to vote your shares held in street name at the Annual Meeting, you will need to obtain a proxy card from the holder of record.

Votes Required

The holders of a majority of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Only shares of common stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The following votes are required for approval of the proposals being presented at the Annual Meeting:

Proposal 1: To Elect Three Class II Directors. The three nominees for director receiving the highest number of votes “FOR” election will be elected as directors. This is called a plurality.

Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019. The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.

Shares that abstain from voting as to a particular matter and shares held in “street name” by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on the proposals referenced above.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders

to Be Held on June 11, 2019

This proxy statement and our 2018 annual report to

stockholders are available at www.ocutx.com

for viewing, downloading and printing.

A copy of our Annual Report on Form 10‑K for the year ended December 31, 2018 as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Donald Notman, Chief Financial Officer, Telephone: (781) 357‑4000.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors

Set forth below are the names and certain biographical information about each director nominee and continuing member of our board of directors, or board, as of March 31, 2019. The information presented includes each director nominee’s and continuing director’s principal occupation and business experience for the past five years and the names of other public companies of which he or she has served as a director during the past five years. Jaswinder Chadha, who currently serves as a Class II director but has not been nominated to stand for re-election to our board of directors, and W. James O’Shea, who currently serves as a class I director but has notified the board of his resignation from the board effective upon the conclusion of the 2019 Annual Meeting, are not listed below. We believe that all of our directors and nominees possess the attributes and characteristics described in “—Board Processes—Director Nomination Process.”

Name	Age	Position
Antony Mattessich	52	President, Chief Executive Officer and Director
Amarpreet Sawhney, Ph.D.	52	Chairman of our Board of Directors
Jeffrey S. Heier, M.D.(3)	58	Director
Richard L. Lindstrom, M.D.(2)(3)	71	Director
Bruce A. Peacock(1)(2)	67	Director
Charles Warden(1)(2)	50	Director
Leslie J. Williams	59	Director
Seung Suh Hong, Ph.D. (4)	61	Director Nominee

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Dr. Hong has been nominated for election as a Class II director to assume the board seat currently occupied by Jaswinder Chadha.

Antony Mattessich has served as our President and Chief Executive Officer since July 2017 and as a member of our board of directors since June 2017.  Mr. Mattessich previously served as Managing Director of Mundipharma International, a therapeutics company, from May 2011 until July 2017. Prior to serving as Managing Director, Mr. Mattessich served in variety of other roles at Mundipharma, including as Head of Western Europe from January 2009 to May 2011 and Managing Director of Napp Pharmaceutical Group, a pharmaceutical company and an independent associated company of Mundipharma, from 2005 until January 2009.  Prior to joining Mundipharma International, he served as Therapeutic Franchise Head of Novartis AG, a pharmaceutical company.   Mr. Mattessich holds a B.A. in Special Studies from the University of California at Berkeley and an M.I.A. from Columbia University.  We believe that Mr. Mattessich is qualified to serve on our board of directors because of his extensive executive leadership experience in the life sciences industry and his extensive knowledge of our company based on his position as President and Chief Executive Officer.

Jeffrey S. Heier, M.D. has served as a member of our board of directors since 2015. Since 1998, Dr. Heier has worked as a vitreoretinal specialist at Ophthalmic Consultants of Boston, or OCB, a large multi-specialty ophthalmology practice with several offices in the Boston, Massachusetts area. He has served as the Director of Vitreoretinal Service of OCB since 2009 and the Director of Retina Research at OCB since 2011, and in 2016 he was appointed Co-President and Medical Director. He has also served as the Co-Director of the Vitreoretinal Fellowship at OCB/Tufts University School of Medicine since 2002 and has been a partner of the Boston Eye Surgery and Laser Center, the Cape Code Eye Surgery and Laser Center, and the Plymouth Eye Surgery and Laser Center. Dr. Heier is an advisor or consultant to several biopharmaceutical and medical device companies. Dr. Heier also serves in leadership roles of several professional organizations including as President-Elect of the New England Ophthalmological Society, as Secretary of the Retinal Society, and as an executive board member of the American Society of Retina Specialists. Dr. Heier holds a B.S. in Biochemistry from Brandeis University and an M.D. from the Boston University School of Medicine. We believe that Dr. Heier is qualified to serve on our board of directors because of his background in ophthalmology, with an emphasis on back-of-the-eye conditions and diseases, which gives him a perspective that is helpful to the board for understanding our product market.

Richard L. Lindstrom, M.D. has served as a member of our board of directors since 2012. Dr. Lindstrom is a founder and director and has been an attending surgeon at Minnesota Eye Consultants P.A., a provider of eye care services, since 1989. He has served as a member of the boards of directors of Imprimis Pharmaceuticals, Inc., a pharmaceutical company, since January 2015 and TearLab Corporation, a diagnostics company, since 2010 and served as a member of the board of directors of Onpoint Medical Diagnostics, Inc. from 2010 to 2013. Dr. Lindstrom has served as associate director of the Minnesota Lions Eye Bank since 1987. He is a medical advisor for several medical device and pharmaceutical manufacturers and serves on the boards of several privately-held life sciences companies. Dr. Lindstrom previously served as president of the International Society of Refractive Surgery, the International Intraocular Implant Society, the International Refractive Surgery Club and the American Society of Cataract and Refractive Surgery. From 1980 to 1989, he served as a professor of ophthalmology at the University of Minnesota, where he is currently adjunct professor emeritus. Dr. Lindstrom holds a B.A. in Pre-Medical Studies, a B.S. in Medicine and an M.D. from the University of Minnesota. We believe that Dr. Lindstrom is qualified to serve on our board of directors because of his service on the boards of directors of other life sciences companies and his background in ophthalmology, which gives him a perspective that is helpful to the board for understanding our product market.

Bruce A. Peacock has served as a member of our board of directors since 2014. Mr. Peacock has served as Executive Chairman at Carma Therapeutics, a pre-clinical stage biotechnology company, since November 2016. From August 2013 to September 2014, Mr. Peacock served as the Chief Financial and Business Officer of Ophthotech Corporation, a biopharmaceutical company. He served as the Chief Business Officer of Ophthotech from September 2010 to August 2013. From May 2006 to June 2018,  Mr. Peacock also served as a Venture Partner at SV Life Sciences. Mr. Peacock served as President and Chief Executive Officer of Alba Therapeutics, a biopharmaceutical company, from April 2008 to February 2011, and has served as Co-Chairman of the board of directors of Alba Therapeutics since April 2008. Prior to joining SV Life Sciences as a Venture Partner, Mr. Peacock served as Chief Executive Officer and a director of The Little Clinic, a medical care services company. Previously, Mr. Peacock served as President and Chief Executive Officer and a director of Adolor Corporation, a publicly-traded biotechnology company, as President, Chief Executive Officer and a member of the board of directors of Orthovita, Inc., a publicly-traded orthopedic biomaterials company, as Executive Vice President, Chief Operating Officer and a member of the board of directors of Cephalon, Inc., as Chief Financial Officer of Cephalon, Inc. and as Chief Financial Officer of Centocor, Inc. Mr. Peacock has served as a member of the boards of directors of Windtree Therapeutics, Inc. (formerly Discovery Laboratories, Inc.), a publicly-traded specialty pharmaceutical company, since September 2010 and PanOptica Pharma, a private, clinical stage biopharmaceutical company, since March 2015.  Previously, he served as a member of the board of directors of Invisible Sentinel Inc., a privately held molecular solutions company, from June 2014 to February 2019; Dicerna Pharmaceuticals, Inc.,  a publicly-traded biotechnology company, from September 2014 to March 2018; Applied Genetic Technologies Corporation, a publicly-traded biotechnology company, from March 2015 to August 2016, and of Ocean Power Technologies, Inc., a publicly-traded renewable energy company, from October 2011 to October 2013.  Mr. Peacock holds a B.A. in Business Administration from Villanova University and is a certified public accountant. We believe that Mr. Peacock is qualified to serve on our board of directors because of his extensive executive leadership experience, finance and accounting background, knowledge of the life sciences industry and service on the boards of directors of other life sciences companies.

Amarpreet Sawhney, Ph.D. has served as Chairman of our board of directors since June 2014,  and as a member of our board since 2006.  Dr. Sawhney previously served as our President and Chief Executive Officer from 2006 to July 2017. He has also previously served as the Executive Chairman of our board of directors from July 2017 to July 2018. From 2008 to April 2014, Dr. Sawhney also served as Chief Executive Officer of Augmenix, Inc., a biopharmaceutical company, which was, until April 2014, an affiliate of Ocular Therapeutix through Dr. Sawhney’s service as Chief Executive Officer of both entities. Dr. Sawhney is also a general partner of Incept, LLC, an intellectual property holding company. Prior to joining Ocular Therapeutix, Dr. Sawhney founded and served as the President and Chief Executive Officer of Confluent Surgical, Inc., a medical device company, from 1998 to 2006 when it was acquired by Covidien plc. He served as a member of the board of directors of AccessClosure, Inc., a medical device company, from 2002 to 2009. Previously, he was a technical founder of Focal, Inc., a biopharmaceutical company subsequently acquired by Genzyme Corporation. Dr. Sawhney holds a Ph.D. and M.S. in Chemical Engineering from the University of Texas at Austin and a B.Tech. in Chemical Engineering from the Indian Institute of Technology, Delhi, India. We believe that Dr. Sawhney is qualified to serve on our board of directors because of his extensive executive leadership experience in the life sciences industry and his extensive knowledge of our company based on his position as Chairman and his prior experience as our President and Chief Executive Officer.

Charles Warden has served as a member of our board of directors since 2008. Mr. Warden has served as a Managing Director at Versant Ventures since 2004. Prior to Versant, he was a General Partner at Schroder Ventures Life Sciences (now SV Life Sciences), where he worked from 1996 to 2004. Previously, Mr. Warden served as an associate with Boston Capital Ventures and as a consultant with Monitor Company. He serves on the boards of several privately-held life sciences companies. Mr. Warden holds a B.A. in Economics and Classics from Beloit College and an M.B.A. from Harvard University. We believe that Mr. Warden is qualified to serve on our board of directors due to his service on the boards of directors of and significant experience as an investor in life sciences companies.

Leslie J. Williams has served as a member of our board of directors since March 2019. Ms. Williams is the founder of ImmusanT, Inc., a biotechnology company, and has served as a member of its board of directors and as its President and Chief

Executive Officer since its inception in December 2010. She served as the President and Chief Executive Officer and as a member of the board of directors of Ventaira Pharmaceuticals, Inc., a specialty pharmaceutical company, from 2004 until 2008.  Previously, Ms. Williams also was a venture partner at Battelle Ventures, an early stage venture capital fund, and served on the boards of directors of Hepregen Inc., a company engaged in the development and marketing of proprietary drug screening products, and of CDI Bioscience, Inc., a cell line engineering and contract manufacturing company, and of The Capital Network, a non-profit organization providing entrepreneurial education opportunities.  Ms. Williams is a member of the board of advisors of Life Science Cares, the executive board of the University of Iowa College of Pharmacy, the membership committee of the Washington University Boston Eliot Society and of the editorial advisory boards of the Life Science Leader and the Journal of Advanced Therapies and Medical Innovation Sciences. Ms. Williams received a B.S. in Nursing from the University of Iowa and a M.B.A. from the Washington University John Olin School of Business. We believe that Ms. Williams is qualified to serve on our board of directors due to her executive leadership experience in the life sciences industry, including her position as President and Chief Executive Officer of ImmusanT, Inc.

Seung Suh Hong, Ph.D. has served as a consultant to a number of biopharmaceutical companies since March 2019.  From April 2002 to January 2019, he served in various capacities at Celltrion Inc., a biopharmaceutical company, including as President of Celltrion Healthcare Japan and Senior Advisor from January 2016 to January 2019; as President and Chief Executive Officer of Celltrion Healthcare Co., Ltd. from November 2014 to December 2015; and as President of Research and Development from April 2002 to November 2014. Dr. Hong received a B.S. in Agricultural Chemistry, a M.S. in Industrial Enzymology, and a Ph.D. in Enzymology and Fermentation from Seoul National University. Dr. Hong also participated in post-doctoral studies at the University of Wisconsin-Madison. We believe that Dr. Hong is qualified to serve on our board of directors due to his executive leadership experience in the life sciences industry.

Board Composition

Our board of directors is currently authorized to have, and consists of, nine members. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our certificate of incorporation and by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation and by-laws also provide that our directors may be removed only for cause by the affirmative vote of the holders of 75% of the votes which all of our stockholders would be entitled to vote in any annual election of directors or class of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class II directors are Jaswinder Chadha, Richard L. Lindstrom, M.D. and Leslie Williams, and their term expires at the 2019 Annual Meeting;
•	the class III directors are Jeffrey S. Heier, M.D., Bruce A. Peacock and Amarpreet Sawhney, Ph.D., and their term expires at the annual meeting of stockholders to be held in 2020; and
•	the class I directors are Antony Mattessich, W. James O’Shea and Charles Warden, and their term expires at the annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.    Jaswinder Chadha, who currently serves as a class II director, has not been nominated to stand for re-election to our board of directors. Dr. Seung Suh Hong has been nominated as a class II director to assume the board seat currently occupied by Mr. Chadha.

W. James O’Shea, who currently serves as a class I director, has notified the board of his resignation from the board, effective upon the conclusion of the 2019 annual meeting. Following the 2019 annual meeting, it is expected that the board will consist of eight members with no vacancies.

Board Determination of Independence

Applicable Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A‑3 under the Exchange Act, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C‑1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A‑3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C‑1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In April 2019, our board of directors undertook its annual review of the independence of each director and director nominee. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors and director nominees, with the exception of Dr. Sawhney, Mr. Mattessich and Mr. Chadha, is an “independent director” as defined under applicable Nasdaq rules, including, in the case of all the members of our audit committee, the independence criteria set forth in Rule 10A‑3 under the Exchange Act, and in the case of all the members of our compensation committee, the independence criteria set forth in Rule 10C‑1 under the Exchange Act. In making such determination, our board of directors considered the relationships that each such non-employee director and director nominee has with Ocular Therapeutix, including each of the transactions described below in “—Board Policies—Related Person Transactions,” and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each non-employee director and director nominee. Dr. Sawhney is not an independent director under these rules because he currently serves as our Chairman and previously served as our President and Chief Executive Officer from our founding until July 2017, and as our Executive Chairman from July 2017 to July 2018. Mr. Mattessich is not an independent director under these rules because he is our President and Chief Executive Officer.  Mr. Chadha is not an independent director under these rules because of a compensation committee interlock with Axtria, Inc., or Axtria. See “—Compensation Committee Interlocks and Insider Participation” for additional information. There are no family relationships among any of our directors or executive officers, except between Dr. Sawhney and Mr. Chadha, who are cousins.

How Our Board Is Organized

Board Leadership Structure

Dr. Sawhney serves as Chairman of our board and is our former President and Chief Executive Officer. Our board has determined that the roles of Chairman of the Board and Chief Executive Officer should be bifurcated at this time. Our board believes that separating the Chairman and Chief Executive Officer positions allows the Chief Executive Officer to focus on company operations instead of board administration, provides for the continued leadership and contributions of Dr. Sawhney, encourages objective oversight, and is the appropriate leadership structure for us at this time. Additionally, our board believes this leadership structure is particularly appropriate for our company given Dr. Sawhney’s long history with the company, his extensive knowledge of and experience with our business and industry, and his ability to effectively identify strategic priorities for us.

 Since July 2014, Mr. Warden has served as our Lead Independent Director.  As our Lead Independent Director,  Mr. Warden’s responsibilities include:

•	chairing any meeting of the independent directors of our board in executive session;
•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;
•	facilitating communications between other members of our board and our Chairman and Chief Executive Officer;
•

monitoring, with the assistance of our legal advisors, communications from stockholders and other interested parties and providing copies or summaries to the other directors as he considers appropriate;

•	working with our Chairman and Chief Executive Officer in the preparation of the agenda for each board meeting and in determining the need for special meetings of the board; and
•	otherwise consulting with our Chairman and Chief Executive Officer on matters relating to corporate governance and board performance.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which operates under a charter that has been approved by our board. Copies of the committee charters are posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com.

Audit Committee

The members of our audit committee are Bruce A. Peacock, W. James O’Shea and Charles Warden. Mr. Peacock is the chair of the audit committee. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	overseeing our internal audit function, if any;
•	overseeing our risk assessment and risk management policies;
•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related person transactions; and
•	preparing the audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Mr. Peacock is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The audit committee met four  times during 2018.

Compensation Committee

The members of our compensation committee are Charles Warden, Richard L. Lindstrom, M.D. and Bruce A. Peacock. Mr. Warden is the chair of the compensation committee. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
•	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under “—Board Processes—Executive and Director Compensation Processes.” We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

The compensation committee met five times and took action by written consent six times during 2018.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are W. James O’Shea, Jeffrey S. Heier, M.D. and Richard L. Lindstrom, M.D.   Mr. O’Shea is the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;
•	reviewing and making recommendations to our board with respect to our board leadership structure;
•	reviewing and making recommendations to our board with respect to management succession planning;
•	developing and recommending to our board of directors corporate governance principles; and
•	overseeing an annual evaluation of our board of directors.

The nominating and corporate governance committee met one time and took action by written consent one time during 2018. We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Compensation Committee Interlocks and Insider Participation

For 2018, the members of our compensation committee were Charles Warden, Richard L. Lindstrom, M.D. and Bruce A. Peacock. None of the members of our compensation committee is, or has ever been, an officer or employee of Ocular Therapeutix. Dr. Sawhney, our former Executive Chairman and President and Chief Executive Officer, and our current Chairman, is a member of the board of directors of Axtria. Axtria does not have a standing compensation committee or other board committee performing equivalent functions. Mr. Chadha, who serves on our board of directors, is a director, President and Chief Executive Officer of Axtria. In 2017,  Mr. Chadha was not a member of our compensation committee. Except for Dr. Sawhney, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or our compensation committee.

Board Meetings and Attendance

Our board of directors met five times during 2018 and took action by written consent seven times. During 2018, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees of the board on which he served.

Our directors are expected to attend our annual meetings of stockholders. In 2018, all of our then-current directors attended our annual meeting of stockholders.

Board Processes

Oversight of Risk

Our board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our board and its committees is to oversee the risk management activities of management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board oversees risk management activities relating to business strategy, acquisitions, capital raising and allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our nominating and corporate governance committee oversees risk management activities relating to board composition and management succession planning; and our compensation committee oversees risk management activities relating to our compensation policies and practices. Each committee reports to the full board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full board discuss particular risks.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates may include requests to board members and others for recommendations, evaluation of the performance on our board and its committees of any existing directors being considered for nomination, consideration of biographical information and background material relating to potential candidates and, particularly in the case of potential candidates who are not then serving on our board, interviews of selected candidates by members of the committee and our board.  Ms. Williams, who joined our board in March 2019, and Dr. Hong, who has been nominated for election at the 2019 annual meeting, were each identified as potential director candidates by current members of our board.

In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our corporate governance guidelines described below under “—Corporate Governance Guidelines.” Consistent with these criteria, our nominating and corporate governance committee expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment to understand our business and industry.

All of the director nominees are currently members of our board of directors, except for Dr. Hong. The nominee biographies under “—Board of Directors—Our Board of Directors” indicate the experience, qualifications, attributes and skills of each of our continuing directors and nominees that led our nominating and corporate governance committee and our board to conclude he or she should continue to serve as a director of Ocular Therapeutix. Our nominating and corporate governance committee and our board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and that the nominees as a group possess the skill sets and specific experience desired of our board as a whole.

Our nominating and corporate governance committee considers the value of diversity when selecting nominees. Although we have no formal policy regarding board diversity, we believe that our board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. The committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

Stockholders may recommend individuals for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, to our Secretary at Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Secretary. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our by-laws and must be received by us no later than the date referenced below in “Other Matters—Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders.” Assuming that appropriate biographical and background material has been provided on a timely basis, the nominating and corporate governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications with Stockholders

Our management will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Stockholders may communicate with our management by writing to our Chief Financial Officer at Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357‑4000. Additional information about contacting Ocular Therapeutix is posted under the heading “Information Request” on the Investor Relations section of our website, which is located at investors.ocutx.com.

In addition, stockholders who wish to communicate with our entire board may do so by writing to Charles Warden, Lead Independent Director, c/o Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730. Communications will be forwarded to other directors if they relate to substantive matters that the Lead Independent Director considers appropriate for attention by the other directors. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances or matters as to which we tend to receive repetitive or duplicative communications.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our board of directors for approval of our executive compensation program.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. Since 2014, our compensation committee has retained Radford, an AON Hewitt Company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The committee also has retained Radford for guidance and review of non-employee director compensation. Although our compensation committee considers the advice and guidance of Radford as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

In April 2019, the compensation committee reviewed information regarding the independence and potential conflicts of interest of Radford, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the committee concluded that the engagement of Radford did not raise any conflict of interest. Outside of services provided for the compensation committee, the compensation consultant provides nominal additional services to the company related to benchmarking data with respect to certain non-executive positions in an effort to ensure that our compensation is competitive so that we can attract, reward, motivate and retain all employees. The total amount paid to Radford in connection with these additional engagements was less than $120,000 in 2018.

Our director compensation program is administered by our board of directors with the assistance of the compensation committee. The compensation committee conducts an annual review of director compensation and makes recommendations to the board with respect thereto.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of Ocular Therapeutix and our stockholders. The guidelines provide that:

•	our board’s principal responsibility is to oversee the management of Ocular Therapeutix;
•	a majority of the members of our board must be independent directors;
•	the independent directors meet in executive session at least twice a year;
•	directors have full and free access to management and, as necessary, independent advisors;
•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and
•	our board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com.

Board Policies

Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which Ocular Therapeutix is a participant, the amount involved exceeds the lessor of $120,000 or one percent of the average of our total assets at year end, and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

Since January 1, 2017, we have engaged in the following transactions with our executive officers, directors and holders of more than 5% of our voting securities, and affiliates of our executive officers, directors and 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties and all have been approved or ratified by our audit committee pursuant to the policy described above:

Incept License Agreement

Since January 2012, we have been party to an amended and restated license agreement with Incept, LLC, or Incept, an intellectual property holding company. In September 2018, we entered into a second amended and restated license agreement, or Second Amended Agreement, with Incept. The Second Amended Agreement amends and restates in full the Company’s prior amended and restated license agreement with Incept, dated as of January 2012, to expand the scope of the Company’s intellectual property license to include products delivered for the treatment of acute post-surgical pain or for the treatment of ear, nose and/or throat diseases or conditions, subject to specified exceptions.  Dr. Sawhney, our Chairman and former Executive Chairman and President and Chief Executive Officer, is a general partner of Incept and has a 50% ownership stake in Incept. Farhad Khosravi, who served as a member of our board of directors until June 2013, is also a general partner of Incept and has a 50% ownership stake in Incept. Pursuant to the terms of the license agreement, we hold an exclusive, worldwide, perpetual, irrevocable license under specified patents and technology owned or controlled by Incept to make, have made, use, offer for sale, sell, sublicense, have sublicensed, offer for sublicense and import, products delivered to or around the human eye for diagnostic, therapeutic or prophylactic purposes relating to all human ophthalmic diseases or conditions. This license covers all of the patent rights and a significant portion of the technology for ReSure Sealant and our hydrogel platform technology product candidates. We are obligated to pay Incept a royalty equal to a low single-digit percentage of net sales made by us or our affiliates. Any sublicensee of ours also will be obligated to pay Incept a royalty equal to a low single-digit percentage of net sales made by it and will be bound by the terms of the agreement to the same extent as we are.  In 2017 and 2018, we paid $59,137 and $59,884, respectively, in royalties to Incept pursuant to the license agreement.

Axtria Master Services Agreement

In March 2016, we entered into a Master Services Agreement, or MSA, with Axtria, Inc., or Axtria, in which Axtria agreed to provide certain sales and marketing analytics to us. Jaswinder Chadha, co-founder and Chief Executive Officer of Axtria, is also a member of our Board of Directors and is related to our Chairman and former Executive Chairman and President and Chief Executive Officer.  From January 1, 2017 through July 20, 2017, payments made to Axtria under the MSA totaled approximately $864,451, primarily for services provided under an additional statement of work which we approved in February 2017.  The company terminated the statement of work under the MSA on July 20, 2017.

Outside Legal Counsel

Since 2014, we have engaged Wilmer Cutler Pickering Hale and Dorr LLP, or WilmerHale, to provide legal services to us, including with respect to general corporate, finance, securities law, regulatory and licensing matters.  Jonathan H. Talamo, M.D., who served as our Chief Medical Officer from July 2016 until his resignation in June 2017, is married to a partner at WilmerHale who has not participated in providing legal services to us. We incurred fees for legal services rendered by WilmerHale of approximately $1,374,626 in 2017. We engage WilmerHale in the ordinary course of our business on an arm’s length basis and pay WilmerHale based on its standard rates.

Since October 2017, we have engaged McCarter & English LLP, or McCarter & English, to provide legal services to us, including with respect to certain intellectual property matters. Our current Senior Vice President, Technical Operations, Kevin Hanley, is married to a partner at McCarter & English who has not participated in providing legal services to us.  In addition, Jonathan M. Sparks, Ph.D., a partner at McCarter & English, has served as our in-house counsel since October 2017. We incurred fees for legal services rendered by McCarter & English of approximately $1,019,471 in 2018 and approximately $59,408 in 2017. We engage McCarter & English in the ordinary course of our business on an arm’s length basis and pay McCarter & English based on its standard rates.

Code of Business Conduct and Ethics

Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted under the heading “Corporate Governance” on the Investor Relations section of our website, which is located at investors.ocutx.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq Marketplace Rules concerning any amendments to, or waivers from, any provision of our code of business conduct and ethics.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of March 31, 2019:

Name	Age	Position
Antony Mattessich	52	President and Chief Executive Officer
Amarpreet Sawhney, Ph.D.	52	Chairman of our Board of Directors
Daniel Bollag	58	Senior Vice President, Regulatory Affairs and Quality
Michael Goldstein, M.D.	52	Chief Medical Officer
Kevin Hanley	57	Senior Vice President, Technical Operations
Donald Notman	59	Chief Financial Officer

In addition to the biographical information for Mr. Mattessich and Dr. Sawhney, which is set forth above under “Corporate Governance—Board of Directors—Members of Our Board of Directors,” set forth below is certain biographical information about Mr. Bollag, Dr. Goldstein, Mr. Hanley, and Mr. Notman:

Daniel Bollag has served as our Senior Vice President, Regulatory Affairs and Quality since July 2017, and effective as of April 2019, Mr. Bollag was elected to serve as our Chief Strategy Officer.  Dr. Bollag previously served as Senior Vice President of Regulatory Affairs, Pharmacovigilance & Quality of Ariad Pharmaceuticals, Inc., a biopharmaceutical company, from January 2009 until May 2017. Prior to joining Ariad Pharmaceuticals, Inc., he served as Vice President of Regulatory Affairs of Sanofi Genzyme, a biopharmaceutical company, from 2006 to 2008.  Dr. Bollag received a B.S. in Science and B.A. in French from Pennsylvania State University and a Ph.D. in Biochemistry from Cornell University.

 Michael Goldstein, M.D. has served as our Chief Medical Officer since September 25, 2017. Dr. Goldstein previously served as Chief Medical Officer of Applied Genetic Technologies Corp., a biopharmaceutical company with a focus in ophthalmology, from December 2016 until September 2017. Prior to joining Applied Genetic Technologies Corp., he served as Chief Medical Officer and VP, Clinical Research of Eleven Biotherapeutics, a biopharmaceutical company.  Dr. Goldstein received a B.A. in Political Economy from Williams College, an M.D. from Northwestern University Medical School, and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.

Kevin Hanley has served as our Senior Vice President, Technical Operations since January 5, 2018. Mr. Hanley previously served as Senior Director of Network Process Technology/Innovation from June 2015 to January 2018 and Senior Director of Manufacturing from January 2011 to June 2015 of Pfizer, Inc., a pharmaceutical company.  Mr. Hanley received a B.S. in Biology from Framingham State College and M.S. in Chemical Engineering from Tufts University.

Donald Notman has served as our Chief Financial Officer since September 25, 2017. Mr. Notman previously served as Senior Vice President and Chief Financial Officer of Thrasos Therapeutics, Inc., a biopharmaceutical company, from May 2014 until March 2017 and as a consultant from March 2017 to December 2017.  Prior to joining Thrasos Therapeutics, he served as Managing Director and Head of Private Capital Markets of Leerink Swann LLC, an investment bank specializing in health care, from 2005 to April 2013. Mr. Notman received a B.A. in Economics from Middlebury College and an M.B.A. from The Tuck School of Business at Dartmouth College.

Our executive officers are elected by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers, except between Dr. Sawhney, our Chairman, and Mr. Chadha, who are cousins.

EXECUTIVE COMPENSATION

Our “named executive officers” for the year ended December 31, 2018 were as follows: Mr. Mattessich, our President and Chief Executive Officer;  Dr. Sawhney, the Chairman of our board of directors and former President and Chief Executive Officer; and Mr. Hanley, our Senior Vice President, Technical Operations.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to our named executive officers during the years ended December 31, 2017 and 2016.

					Option	All Other
			Bonus		Awards	Compensation
Name and principal position	Year	Salary($)	($)		($)(1)	($)(2)	Total($)
Antony Mattessich(3)	2018	564,850	372,801		1,592,748	96,130	2,625,529
President and Chief	2017	237,628	596,500	(4)	5,192,708	154,963	6,181,799
Executive Officer

Amarpreet Sawhney, Ph.D.(5)	2018	288,802	158,841		575,159	724	1,023,526
Chairman of the Board	2017	440,922	121,253		1,237,017	741	1,799,933
and former President and Chief
Executive Officer

Kevin Hanley(6)	2018	330,061	152,425		523,763	750	1,006,999
Senior Vice President, Technical Operations

(1)

The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 11 to our audited financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on March 7, 2019, regarding assumptions underlying the valuation of equity awards.

(2)

For each of our named executive officers other than Mr. Mattessich, the compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes we paid to such officer for a group term life insurance policy.  For Mr. Mattessich, the compensation included in the “All Other Compensation” column consists of “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $750 and relocation expenses in the amount of $95,380 paid in 2018, and “gross-ups” for the payment of taxes for a group term life insurance policy in the amount of $344 and relocation expenses in the amount of $139,252 paid in 2017.

(3)

Mr. Mattessich was appointed as our President and Chief Executive Officer in July 2017. He also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.

(4)

Consists of a signing bonus of $250,000 paid in connection with Mr. Mattessich’s employment agreement and a cash bonus for 2017 performance of $346,500 paid at the discretion of the board in February 2018.

(5)

Dr. Sawhney served as our President and Chief Executive Officer until July 2017 and as our Executive Chairman until July 2018. He also serves as the Chairman and a member of our board of directors but does not receive any additional compensation for his service as a director.

(6)	Mr. Hanley was appointed as our Senior Vice President, Technical Operations in January 2018.

Narrative Disclosure to Summary Compensation Table

Base Salary

In 2018, we paid annualized base salaries of $564,850 to Mr. Mattessich; $335,000 to Mr.  Hanley; and $288,802 to Dr. Sawhney.  Dr. Sawhney was paid an annualized base salary of $564,850 to July 26, 2017 and when Mr. Mattessich joined as President and CEO and Dr. Sawhney transitioned to the role of Executive Chairman, Dr. Sawhney’s annualized base salary was decreased to $281,209.

None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Performance-Based Compensation

We do not have a formal performance-based bonus plan. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance.    In the first quarter of 2019, we paid discretionary annual cash bonuses of $372,801 to Mr. Mattessich; $158,841 to Dr. Sawhney; and $152,425 to Mr. Hanley in

recognition of their performance in 2018. In the first quarter of 2018, we paid discretionary annual cash bonuses of $346,500 to Mr. Mattessich; and $121,253 to Dr. Sawhney in recognition of their performance in 2017.

Equity Incentive Awards

Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employ during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our named executive officers and from time to time may grant equity incentive awards to them in the form of stock options or common stock.

Prior to our initial public offering, we granted stock options with exercise prices that were set at no less than the fair market value of shares of our common stock on the date of grant as determined by contemporaneous valuations and reviewed and approved by our compensation committee or our board of directors. Following our initial public offering we grant stock options with exercise prices that are set at least at the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant.

On January 31, 2017, our board of directors granted stock options under our 2014 Stock Incentive Plan, or the 2014 Plan, to those of our current named executive officers who were providing services to the company at that time. Beginning on the one-month anniversary of the grant date, each of these option awards is scheduled to vest in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $6.56 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $5.26 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 31, 2017:

Option Award
Name	(#)
Amarpreet Sawhney, Ph.D.	235,000

On January 31, 2018, our board of directors granted stock options under the 2014 Plan, to those of our current named executive officers who were providing services to the company at that time. Beginning on the one-month anniversary of the grant date, each of these option awards is scheduled to vest in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $5.47 per share, the last reported sale price, for the primary trading session, of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $4.42 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 31, 2018:

Option Award
Name	(#)
Antony Mattessich	360,000
Amarpreet Sawhney, Ph.D.	130,000

On January 2, 2019, our board of directors granted stock options under the 2014 Plan to each of our named executive officers. Beginning on the one-month anniversary of the grant date, each of these option awards is scheduled to vest in approximately equal monthly installments through the fourth anniversary of the grant date. Each of the option awards has an exercise price of $4.10 per share, the last reported sale price of our common stock on The Nasdaq Global Market on the date of grant, and a grant date fair value of approximately $3.05 per share, as determined in accordance with ASC Topic 718. The following table sets forth the number of shares of common stock subject to the stock options granted to our named executive officers on January 2, 2019:

Option Award
Name	(#)
Antony Mattessich	400,000
Amarpreet Sawhney, Ph.D.	200,000
Kevin Hanley	50,000

Outstanding Equity Awards as of December 31, 2018

The following table sets forth information regarding outstanding stock options held by our named executive officers as of December 31, 2018:

	Option Awards
	Number of		Number of
	securities		securities
	underlying		underlying
	unexercised		unexercised		Option
	options		options		exercise	Option
	(#)		(#)		price	expiration
Name	exercisable		unexercisable		($)	date
Antony Mattessich	221,249		368,751	(1)	10.94	6/20/2027
	82,498		277,502	(2)	5.47	1/31/2028

Amarpreet Sawhney, Ph.D.	13,882	(5)	—		9.68	3/30/2019(4)
	61,875	(5)	—		8.80	3/30/2024
	47,348		—		8.80	4/13/2024
	162,914		7,086	(6)	30.07	2/3/2025
	166,455		68,545	(7)	5.93	2/2/2026
	112,602		122,398	(8)	6.56	1/31/2027
	29,791		100,209	(9)	5.47	1/31/2028

Kevin Hanley(10)	—		125,000	(12)	5.01	2/5/2028

(1)

Mr. Mattessich’s option to purchase 590,000 shares of common stock vests over four years with 25% of the shares underlying the option vesting on June 20, 2018, and 2.0833% vesting monthly thereafter.  This award was granted outside of the company’s 2014 Plan as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4).

(2)	Mr. Mattessich’s option to purchase 360,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(3)	These shares represent the portion of such option grant intended to be an incentive stock option.
(4)	These options expired without exercise on the option expiration date.
(5)	These shares represent the portion of such option grant intended to be a non-qualified stock option.
(6)	Dr. Sawhney’s option to purchase 170,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(7)	Dr. Sawhney’s option to purchase 235,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(8)	Dr. Sawhney’s option to purchase 235,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(9)	Dr. Sawhney’s option to purchase 130,000 shares of common stock vests over four years, with 2.0833% of the shares underlying the option vesting monthly.
(10)

Mr. Hanley’s option to purchase option to purchase 125,000 shares of common stock vests over four years, with 25% of the shares underlying the option vesting on February 5, 2019, and 2.0833% vesting monthly thereafter.

Employment Agreements with Executive Officers

In June 2017, we entered into an employment agreement with Mr. Mattessich.  In June 2014, we entered into an amended and restated employment agreement with Dr. Sawhney, and we further amended such employment agreement in June 2017 and August 2018. We entered into an employment agreement with Mr. Hanley in September 2017, when he joined the company. Each of these agreements provides that employment will continue until either we or the executive provides written notice of termination in accordance with the terms of the agreement. In the case of Dr. Sawhney’s employment agreement, Dr. Sawhney’s service will be automatically renewed each July for successive one-year terms unless the company or Dr. Sawhney provides a written notice of non-renewal at least sixty days prior to the renewal date. In addition, each of these agreements prohibits the executives from disclosing confidential information and competing with us during the term of their employment and for a specified time thereafter.

Pursuant to their respective employment agreements, each of these full-time executive officers is entitled to receive a minimum annual base salary as follows: Mr. Mattessich: $550,000; Dr. Sawhney: $281,209; and Mr. Hanley: $335,000. In addition, each of these full-time executives is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives that are determined by our Compensation Committee following the end of each year, calculated as a percentage of the executive’s annual base salary, and which will be determined by our board of directors, in its sole discretion. The target annual bonus, as a percentage of annual base salary, for each of these executives is as follows: Mr. Mattessich: 60%; Dr. Sawhney: 55%;  and Mr. Hanley: 35%.

Dr. Sawhney’s amended and restated employment agreement provides for the assignment of all intellectual property he solely or jointly develops to Incept, LLC.

Potential Payments Upon Termination or Change in Control Transaction

Upon execution and effectiveness of a release of claims, each of our executives will be entitled to severance payments if his employment is terminated under specified circumstances.

Mr. Mattessich.  If we terminate Mr. Mattessich’s employment without cause, as defined in his employment agreement, or if Mr. Mattessich terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control or corporate change, as defined in his employment agreement, we are obligated to pay Mr. Mattessich’s base salary for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and certain of his dependents with group health insurance for a period of 12 months.

If we terminate Mr. Mattessich’s employment without cause or if Mr. Mattessich terminates his employment with us for good reason, in either case, within 12 months following a corporate change, we are obligated to pay Mr. Mattessich in a lump sum an amount equal to his base salary for 18 months, to pay Mr. Mattessich an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all Mr. Mattessich’s outstanding equity awards and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Mr. Mattessich and certain of his dependents with group health insurance for a period of 18 months.

Dr. Sawhney. If we terminate Dr. Sawhney’s employment without cause, as defined in his employment agreement, or if Dr. Sawhney terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control or corporate change, as defined in his employment agreement, we are obligated to pay Dr. Sawhney’s base salary for a period of 18 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Dr. Sawhney and certain of his dependents with group health insurance for a period of 18 months. In addition, to the extent any shares of restricted stock granted to Dr. Sawhney in lieu of his base salary remain unvested as of his termination, such shares will continue to vest during the 18‑month severance period as if Dr. Sawhney had continued to be employed through the end of such period.

If we terminate Dr. Sawhney’s employment without cause or if Dr. Sawhney terminates his employment with us for good reason, in each case within 12 months following a corporate change, we are obligated to pay Dr. Sawhney in a lump sum an amount equal to his base salary for 24 months, to pay Dr. Sawhney an amount equal to two times his target annual bonus for the year of termination, to accelerate in full the vesting of all of Dr. Sawhney’s outstanding equity awards and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide Dr. Sawhney and certain of his dependents with group health insurance for a period of 24 months.

Other Executive Officers. For Mr. Hanley, if we terminate his employment without cause, as defined in his employment agreement, or if he terminates his employment with us for good reason, as defined in his employment agreement, absent a change in control, or “corporate change,” as defined in his employment agreement, we are obligated to pay  Mr. Hanley’s base salary for a period of 12 months and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him and certain of his dependents with group health insurance for a period of 12 months.

If we terminate the employment of Mr. Hanley without cause or if he terminates his employment with us for good reason, in each case within 12 months following a corporate change, we are obligated to pay him in a lump sum an amount equal to his base salary for 18 months, to pay him an amount equal to one and one-half times his target annual bonus for the year of termination, to accelerate in full the vesting of all outstanding equity awards held by him and, to the extent allowed by applicable law and the terms of the applicable policies, to continue to provide him and certain of his dependents with group health insurance for a period of 18 months.

Taxation . To the extent that any severance or other compensation payment to any of Dr. Sawhney, Mr. Mattessich and Mr. Hanley pursuant to his employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such executive will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

Equity Incentive Plans

The three equity incentive plans described in this section are our 2006 Stock Incentive Plan, as amended, or the 2006 Plan; our 2014 Plan; and our 2014 Employee Stock Purchase Plan, or the 2014 ESPP. Prior to our initial public offering, which closed on July 30, 2014, we granted awards to eligible participants under the 2006 Plan. Following the closing of our initial public offering, we ceased granting awards under the 2006 Plan and started granting awards to eligible participants under the 2014 Plan and the 2014 ESPP.

2006 Stock Incentive Plan

The 2006 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code, non-statutory stock options and stock grants. Our key employees, officers, directors, and consultants, as well as key employees, officers, directors, and consultants of our affiliates and certain other strategic partners, were eligible to receive awards under our 2006 Plan. However, incentive stock options could only be granted to our key employees. The terms of awards were set forth in the applicable award agreements. Our board of directors may amend our 2006 Plan at any time, subject in certain circumstances to stockholder approval. Stockholders may terminate our 2006 Plan at any time. Subject to certain limitations with respect to incentive stock options, our board of directors may accelerate the exercise date of any installment of any option under the 2006 Plan, and may amend the terms or conditions of an outstanding option or stock grant under the 2006 Plan, subject to participant consent of any amendment that is adverse to the participant.

Awards under our 2006 Plan are subject to adjustment in the event of certain corporate transactions affecting our common stock such as stock splits, stock dividends or similar transactions. In the event of a recapitalization or reorganization (other than an acquisition, as described below) pursuant to which our securities or securities of another corporation are issued with respect to outstanding shares of our common stock, a participant, upon exercising or accepting an option or stock grant under the 2006 Plan, will be entitled to receive, for the purchase price, if any, paid upon such exercise or acceptance, the securities which would have been received if such option or stock grant had been exercised or accepted prior to such recapitalization or reorganization.

In the event of an acquisition (as defined in the 2006 Plan) of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding options:

•

make appropriate provision for the continuation of outstanding options by substituting on an equitable basis for the shares then subject to outstanding options either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;

•

upon written notice to participants, provide that all outstanding options must be exercised (to the extent then exercisable after taking into account any applicable acceleration of vesting) and that unexercised options will terminate within a specified time period of such notice; or

•

terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable after taking into account any applicable acceleration of vesting) over the exercise price thereof.

In the event of an acquisition of us, our board of directors (or the board of the entity assuming our obligations under the 2006 Plan) shall take one of the following actions pursuant to the 2006 Plan, as to outstanding stock grants:

•

make appropriate provisions for the continuation of outstanding stock grants by substituting on an equitable basis for the shares then subject to outstanding stock grants either the consideration payable with respect to the outstanding shares of common stock in connection with the acquisition or securities of any successor or acquiring entity;

•

upon written notice to participants, provide that all outstanding stock grants must be accepted (to the extent then subject to acceptance) and that unaccepted stock grants will terminate within a specified number of days of the date of such notice; or

•	terminate all outstanding stock grants in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such stock grant over the purchase price thereof, if any.

In addition, in the event of an acquisition of us, our board of directors may waive all or any repurchase rights with respect to outstanding stock grants.

As of March 31, 2019, under our 2006 Plan, there were options to purchase an aggregate of 639,402 shares of common stock outstanding at a weighted average exercise price of $5.70 per share. We will grant no further stock options or other awards under our 2006 Plan. However, any shares of common stock subject to awards under our 2006 Plan that expire, terminate, or are otherwise surrendered, cancelled, forfeited or repurchased without having been fully exercised or resulting in any common stock being issued will become available for issuance under our 2014 Plan, up to a specified number of shares.

2014 Stock Incentive Plan

Our 2014 Plan, which became effective on July 30, 2014, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 Plan is administered by our board of directors or by a committee appointed by our board of directors. The 2014 Plan provides for the grant of incentive stock options, non-statutory stock options, restricted stock awards, restricted stock units, stock appreciation rights and other stock-based awards. The number of shares of our common stock that are currently reserved for issuance under the 2014 Plan is the sum of (1) 1,244,413 shares, 92,494 shares reserved for issuance under the 2006 Plan that remained available for grant under the 2006 Plan immediately prior to the closing of our initial public offering, and the number of shares of our common stock subject to outstanding awards under our 2006 Plan that expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right, plus (2) an annual increase, to be added on the first day of each fiscal year, continuing until, and including, the fiscal year ending December 31, 2024, equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the applicable fiscal year and an amount determined by our board of directors. The number of shares authorized for issuance under the 2014 Plan increased, pursuant to the terms of the 2014 Plan, by an additional 1,186,328 shares, equal to 4% of our then-outstanding common stock, effective as of January 1, 2018, and by an additional 1,659,218 shares, effective as of January 1, 2019. As of March 31, 2019,  1,153,651 shares were available for issuance under the 2014 Plan.

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2014 Plan. However, incentive stock options may only be granted to our employees.

Subject to any limitation in the 2014 Plan, our board of directors or any committee or officer to which our board of directors has delegated authority will select the recipients of awards and determine:

•	the number of shares of common stock covered by options and stock appreciation rights and the dates upon which those awards become exercisable;
•	the type of options to be granted;
•	the exercise price of options and measurement price of stock appreciation rights, neither of which may be less than 100% of the fair market value of our common stock on the grant date;
•	the duration of options and stock appreciation rights, which may not be in excess of ten years;
•	the methods of payment of the exercise price of options; and
•

the number of shares of common stock subject to any restricted stock awards, restricted stock units or other stock-based awards and the terms and conditions of such awards, including the issue price, conditions for repurchase, repurchase price and performance conditions, if any.

Our board of directors has delegated authority to our Chief Executive Officer to grant awards under the 2014 Plan to all new hires, other than executive officers, subject to any limitations under the 2014 Plan. Our board of directors has established the terms of the awards to be granted by our Chief Executive Officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may grant.

Awards under the 2014 Plan are subject to adjustment in the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in our capitalization or event or any dividend or distribution to holders of our common stock other than an ordinary cash dividend.

Upon a merger or other reorganization event (as defined in the 2014 Plan), our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to the 2014 Plan, as to some or all outstanding awards, other than restricted stock:

•	provide that all outstanding awards will be assumed, or substantially equivalent awards shall be substituted, by the acquiring or successor corporation or an affiliate thereof;
•

upon written notice to a participant, provide that the participant’s unvested and/or unexercised options or awards will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants with respect to each award held by the participant equal to (1) the number of shares of our common stock subject to the vested portion of the award, after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event, multiplied by (2) the excess, if any, of the cash payment for each share surrendered in the reorganization event over the exercise, measurement or purchase price of such award and any applicable tax withholdings, in exchange for the termination of such awards; and

•	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds.

In the case of specified restricted stock units, no assumption or substitution is permitted, and the restricted stock units will instead be settled in accordance with the terms of the applicable restricted stock unit agreement.

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock award will continue for the benefit of the successor company and will, unless our board of directors may otherwise determine, apply to the cash, securities or other property into which our common stock is converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all restrictions and conditions on each outstanding restricted stock award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock award.

At any time, our board of directors may, in its sole discretion, provide that any award under the 2014 Plan will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part.

As of March 31, 2019, under our 2014 Plan, there were options to purchase an aggregate of 6,046,334 shares of common stock outstanding at a weighted average exercise price of $6.96 per share. No award may be granted under the 2014 Plan after July 29, 2024. Our board of directors may amend, suspend or terminate the 2014 Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

2014 Employee Stock Purchase Plan

Our 2014 ESPP, which became effective immediately prior to the closing of our initial public offering, was adopted by our board of directors and approved by our stockholders in June 2014. The 2014 ESPP is administered by our board of directors or by a committee appointed by our board of directors. The number of shares of our common stock reserved for issuance under the 2014 ESPP is the sum of 207,402, plus an annual increase on the first day of each fiscal year, ending on December 31, 2024, in an amount equal to the least of (1) 207,402 shares of our common stock, (2) 0.5% of the total number of shares of our common stock outstanding on the first day of the applicable fiscal year and (3) an amount determined by our board of directors.  The number of shares authorized for issuance under the 2014 ESPP increased, pursuant to the terms of the 2014 ESPP, by an additional 148,291 shares, equal to 0.5% of our then-outstanding common stock, effective as of January 1, 2018 and by an additional 207,402 shares, effective as of January 1, 2019. As of March 31, 2019, the 2014 ESPP provides participating employees with the opportunity to purchase an aggregate of 608,912 shares of our common stock.

All of our employees and employees of any of our designated subsidiaries, as defined in the 2014 ESPP, are eligible to participate in the 2014 ESPP, provided that:

•	such person is customarily employed by us or a designated subsidiary for more than 20 hours a week and for more than five months in a calendar year;
•	such person has been employed by us or by a designated subsidiary for at least six months prior to enrolling in the 2014 ESPP; and
•	such person was our employee or an employee of a designated subsidiary on the first day of the applicable offering period under the 2014 ESPP.

No employee may purchase shares of our common stock under the 2014 ESPP and any of our other employee stock purchase plans in excess of $25,000 of the fair market value of our common stock (as of the date of the option grant) in any calendar year. In addition, no employee may purchase shares of our common stock under the 2014 ESPP that would result in the employee owning 5% or more of the total combined voting power or value of our stock.

We had two offering periods under the 2014 ESPP in 2018.  The first offering period commenced January 1, 2018, and closed on June 30, 2018, at which time we issued 29,141 shares of our common stock. Our second offering period commenced July 1, 2018, and closed on December 31, 2018, at which time we issued 52,314 shares of our common stock. We plan to continue to have offering periods two times annually, each six months in duration, to purchase stock under the 2014 ESPP. Payroll deductions will be made and held for the purchase of our common stock at the end of each offering period. Our board of directors may, at its discretion, choose a different period of not more than 12 months for offerings.

On the commencement date of each offering period, each eligible employee may authorize up to a maximum of 15% of his or her compensation to be deducted by us during the offering period. Each employee who continues to be a participant in the 2014 ESPP on the last business day of the offering period will be deemed to have exercised an option to purchase from us the number of whole shares of our common stock that his or her accumulated payroll deductions on such date will pay for, not in excess of the maximum numbers set forth above. Under the terms of the 2014 ESPP, the purchase price shall be determined by our board of directors for each offering period and will be at least 85% of the applicable closing price of our common stock. If our board of directors does not make a determination of the purchase price, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or on the last business day of the offering period.

An employee may for any reason withdraw from participation in an offering prior to the end of an offering period and permanently draw out the balance accumulated in the employee’s account. If an employee elects to discontinue his or her payroll deductions during an offering period but does not elect to withdraw his or her funds, funds previously deducted will be applied to the purchase of common stock at the end of the offering period. If a participating employee’s employment ends before the last business day of an offering period, no additional payroll deductions will be made and the balance in the employee’s account will be paid to the employee.

We are required to make equitable adjustments to the number and class of securities available under the 2014 ESPP, the share limitations under the 2014 ESPP and the purchase price for an offering period under the 2014 ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the 2014 ESPP), our board of directors or a committee of our board of directors may take any one or more of the following actions as to outstanding options to purchase shares of our common stock under the 2014 ESPP on such terms as our board or committee determines:

•	provide that options shall be assumed, or substantially equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•

upon written notice to employees, provide that all outstanding options will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding options will become exercisable to the extent of accumulated payroll deductions as of a date specified by our board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;

•

upon written notice to employees, provide that all outstanding options will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;

•

in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, change the last day of the offering period to be the date of the consummation of the reorganization event and make or provide for a cash payment to each employee equal to (1) the cash payment for each share surrendered in the reorganization event times the number of shares of our common stock that the employee’s accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the 2014 ESPP, minus (2) the result of multiplying such number of shares by the purchase price; and/or

•	provide that, in connection with our liquidation or dissolution, options shall convert into the right to receive liquidation proceeds (net of the purchase price thereof).

Our board of directors may at any time, and from time to time, amend or suspend the 2014 ESPP or any portion thereof. We will obtain stockholder approval for any amendment if such approval is required by Section 423 of the Code. Further, our board of directors may not make any amendment that would cause the 2014 ESPP to fail to comply with Section 423 of the Code. The 2014 ESPP may be terminated at any time by our board of directors. Upon termination, we will refund all amounts in the accounts of participating employees.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code, so that contributions to our 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan. Our 401(k) plan provides that each participant may contribute up to 90% of his or her pre-tax compensation, up to a statutory limit, which is $19,000 for 2019. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2018 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee, subject to participants’ ability to give investment directions by following certain procedures. We do not currently make discretionary contributions or matching contributions to our 401(k) plan.

Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid in any taxable year to a company’s chief executive officer, chief financial officer, and other officers whose compensation is required to be reported to the company’s stockholders pursuant to the Exchange Act by reason of being among its three highest compensated officers. For taxable years beginning on or before December 31, 2017, certain compensation, including compensation paid to our chief financial officer and qualified performance-based compensation, was not subject to the deduction limitations. Pursuant to the Tax Cuts and Jobs Act, signed into law on December 22, 2017, or Tax Act, subject to certain transition rules, for taxable years beginning after December 31, 2017, the deduction limitations under Section 162(m) are expanded to apply to compensation in excess of $1 million paid in any taxable year to our chief financial officer, and the performance-based compensation exception to the deduction limitations under Section 162(m) is no longer available. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible, unless grandfathered under transition guidance. The Compensation Committee has and will continue to review on a periodic basis the effect of Section 162(m) and may use its judgment to authorize compensation payments that may be in excess of the limit when it believes such payments are appropriate, after taking into consideration changing business conditions and the performance of our employees.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2018. As of December 31, 2018, we had three equity compensation plans, each of which was approved by our stockholders: the 2006 Plan, the 2014 Plan and the 2014 ESPP.

Number of
securities
remaining
available for future
	Number of		issuance under
	securities to be	Weighted-average	equity
	issued upon exercise	exercise price of	compensation plans
	of outstanding	outstanding	(excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	4,640,831	$8.38	1,581,243
Equity compensation plans not approved by security holders(2)	590,000	10.94	—
Total	5,230,831	$8.67	1,581,243

(1)

As described above under “—2014 Stock Incentive Plan”, the 2014 Plan includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 1,659,218 shares of our common stock, 4% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. In 2018, such annual increase was 1,186,328 shares, an amount equal to 4% of the number of shares of our common stock outstanding as of January 1, 2018.  In 2019, such annual increase was 1,659,218 shares.    Additionally, as described above under “—2014 Employee Stock Purchase Plan”, the 2014 ESPP includes provisions for an annual increase, to be added the first day of each fiscal year, beginning with the fiscal year ending December 31, 2015 and continuing until, and including, the fiscal year ending December 31, 2024, with such annual increase to be equal to the least of 207,402 shares of our common stock, 0.5% of the number of shares of our common stock outstanding on the first day of the fiscal year and an amount determined by our board of directors. In 2018, such annual increase was 148,291 shares, an amount equal to 0.5% of the number of shares of our common stock outstanding as of January 1, 2018.    In 2019, such annual increase was 207,402 shares.

(2)

Represents an option award granted to Mr. Mattessich on June 20, 2017, as an inducement material to Mr. Mattessich’s acceptance of employment with the company in accordance with Nasdaq Listing Rule 5635(c)(4).  The inducement option award has an exercise price equal to the closing price of our common stock on the date of the grant and vests over four years with 25% of the shares underlying the option vesting on June 20, 2018, and 2.0833% vesting monthly thereafter.

DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth a summary of the compensation earned by our directors for the year ended December 31, 2018, with the exception of Ms. Williams, who joined our board in March 2019, Dr. Hong, who is nominated for election at our 2019 Annual Meeting, and Dr. Sawhney and Mr. Mattessich,  each of whom does not receive compensation for service on our board of directors and whose compensation is included in the “Summary Compensation Table” above under “Executive Compensation.”

	Fees Earned or
	Paid in Cash	Option Awards
Name	($)(1)	($)(2) (3)	Total ($)(4)
Jaswinder Chadha	40,000	107,977	147,977
Jeffrey S. Heier, M.D.	45,000	107,977	152,977
Richard L. Lindstrom, M.D.	52,500	107,977	160,477
W. James O’Shea(5)	60,000	107,977	167,997
Bruce A. Peacock	67,500	107,977	175,477
Charles Warden	90,000	107,977	197,977

(1)	Fees earned or paid in cash consist of:
•	for Mr. Chadha, $40,000 for serving as a member of our board;

•	for Dr. Heier, $40,000 for serving as a member of our board and $5,000 for serving as a member of our nominating and corporate governance committee;
•

for Dr. Lindstrom, $40,000 for serving as a member of our board, $7,500 for serving as a member of our compensation committee and $5,000 for serving as a member of our nominating and corporate governance committee;

•

for Mr. O’Shea, $40,000 for serving as a member of our board,  $10,000 for serving as the chairman of our nominating and corporate governance committee and a $10,000 for serving as a member of our audit committee;

•	for Mr. Peacock, $40,000 for serving as a member of our board, $20,000 for serving as the chairman of our audit committee and $7,500 for serving as a member of our compensation committee; and
•

for Mr. Warden, $40,000 for serving as a member of our board, $25,000 for serving as the lead independent director, $15,000 for serving as the chairman of our compensation committee and $10,000 for serving as a member of our audit committee.

(2)

The amounts reported in the “Option Awards” column reflect the aggregate fair value of share-based compensation awarded during the year computed in accordance with the provisions of ASC Topic 718. See Note 11 to our audited financial statements appearing in our Annual Report on Form 10‑K, which was filed with the SEC on March 7, 2019, regarding assumptions underlying the valuation of equity awards.

(3)	Consists of the option to purchase 18,000 shares of common stock vesting with respect to all of the shares on the one-year anniversary of date of grant.
(4)	As of December 31, 2018:
•	Mr. Chadha held options to purchase 90,452 shares of our common stock;
•	Dr. Heier held options to purchase 56,363 shares of our common stock;
•	Dr. Lindstrom held options to purchase 90,452 shares of our common stock;
•	Mr. O’Shea held options to purchase 56,363 shares of our common stock;
•	Mr. Peacock held options to purchase 62,044 shares of our common stock; and
•	Mr. Warden held options to purchase 62,044 shares of our common stock.

In 2018, we paid cash compensation to our non-employee directors for his or her service as a director in the amounts described below under “—Director Compensation Arrangements.” All continuing directors were granted options to purchase 18,000 shares of common stock on June 14, 2018.

(5)	Mr. O’Shea has notified the board of his resignation from the board, effective upon the conclusion of the 2019 annual meeting.

Director Compensation Arrangements

In January 2018, the Compensation Committee reviewed the compensation of our board of directors and approved increases for our non-employee directors, effective as of January 1, 2018, as follows:

•	each new non-employee director will receive an initial grant of an option under our 2014 Plan to purchase 36,000 shares of common stock upon his or her initial election to our board of directors;
•

each non-employee director who has served on our board of directors for at least six months will receive an annual grant of an option under our 2014 Plan to purchase 18,000 shares of common stock on the date of the first meeting of our board of directors held after each annual meeting of our stockholders;

•	each non-employee director will receive an annual cash fee of $40,000;

•	the lead independent director will receive an additional annual cash fee of $25,000;
•	each non-employee director who is a member of the audit committee will receive an additional annual cash fee of $10,000 ($20,000 for the audit committee chairman);
•	each non-employee director who is a member of the compensation committee will receive an additional annual cash fee of $7,500 ($15,000 for the compensation committee chairman); and
•

each non-employee director who is a member of the nominating and corporate governance committee will receive an additional annual cash fee of $5,000 ($10,000 for the nominating and corporate governance committee chairman).

The stock options granted to our non-employee directors will have an exercise price equal to the fair market value of our common stock on the date of grant and will expire ten years after the date of grant. The initial stock options granted to our future newly elected non-employee directors is scheduled to, subject to the director’s continued service on our board, vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the grant date. The annual stock options granted to our non-employee directors is scheduled to, subject to the director’s continued service on our board, vest with respect to 100% of the shares on the first anniversary of the grant date.

Each annual cash fee will be payable in arrears in four equal quarterly installments on the last day of each quarter. The amount of each payment will be prorated for any portion of a quarter that a director is not serving on our board. In addition, no fee was payable in respect of any period prior to the effective date of the registration statement for our initial public offering, and the first payment after the effective date was prorated therefor.

Each non-employee director will also be entitled to reimbursement for reasonable travel and other expenses incurred in connection with attending meetings of the board of directors and any committee on which he or she serves or otherwise in direct service of our company.

AUDIT-RELATED MATTERS

Audit Committee Report

The audit committee of the board of directors of Ocular Therapeutix, Inc. has reviewed Ocular Therapeutix’s audited financial statements for the fiscal year ended December 31, 2018 and discussed them with Ocular Therapeutix’s management and PricewaterhouseCoopers LLP, Ocular Therapeutix’s independent registered public accounting firm.

The audit committee has received from, and discussed with, PricewaterhouseCoopers LLP various communications that PricewaterhouseCoopers LLP is required to provide to the audit committee, including the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Rule 3526 of the Public Company Accounting Oversight Board (Communications with Audit Committees Concerning Independence), and has discussed with Ocular Therapeutix’s independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to Ocular Therapeutix’s board of directors that the audited financial statements referred to above be included in Ocular Therapeutix’s Annual Report on Form 10‑K for the year ended December 31, 2018.

By the audit committee of the board of directors of Ocular Therapeutix, Inc.

Bruce A. Peacock
W. James O’Shea
Charles Warden

Audit Fees and Services

The following table summarizes the fees of PricewaterhouseCoopers LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

Fee Category	2018	2017
Audit Fees(1)	$662,300	$604,560
Audit-Related Fees(2)	$20,000	$15,000
Tax Fees	$—	$—
All Other Fees	$956	$—
Total Fees	$683,256	$619,560

(1)

This category includes fees for professional services performed by PricewaterhouseCoopers LLP in connection with the audit of our 2018 and 2017 consolidated financial statements included in our Annual Report on Form 10-K, reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q and audit services provided in connection with the filing of registration statements on Forms S-3 and S-8.

(2)

This category includes fees for professional services performed by PricewaterhouseCoopers LLP in 2018 relating to the adoption of the new accounting standard on leasing and services performed in 2017 related to the adoption of the new accounting standard on revenue recognition.

All such accountant services and fees were pre-approved by our audit committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to a de minimis exception in accordance with applicable SEC rules.

MATTERS TO BE VOTED ON

Proposal 1: Election of Class II Directors

In accordance with the terms of our certificate of incorporation and our by-laws, our board of directors is divided into three classes: class I, class II and class III, with each class serving staggered three-year terms. Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The members of the classes are divided as follows:

•	Class II: Jaswinder Chadha, Richard L. Lindstrom, M.D. and Leslie Williams, and their terms expire at the 2019 Annual Meeting.
•	Class III: Jeffrey S. Heier, M.D., Bruce A. Peacock and Amarpreet Sawhney, Ph.D., and their terms expire at the annual meeting of stockholders to be held in 2020.
•	Class I: Antony Mattessich, W. James O’Shea and Charles Warden, and their terms expire at annual meeting of stockholders to be held in 2021.

At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Jaswinder Chadha, Richard L. Lindstrom, M.D. and Leslie Williams, are current directors whose terms expire at the Annual Meeting.  Richard L. Lindstrom, M.D. and Leslie Williams are each nominated for re-election as a class II director, with a term ending in 2022. Jaswinder Chadha has not been nominated to stand for re-election to our board of directors. Dr. Seung Suh Hong has been nominated as a class II director to assume the board seat currently occupied by Mr. Chadha.

W. James O’Shea, who currently serves as a class I director, has notified the board of his resignation from the board, effective upon the conclusion of the 2019 annual meeting. Following the 2019 annual meeting, it is expected that the board will consist of eight members with no vacancies.

Unless otherwise instructed in the proxy, all proxies will be voted “FOR” the election of each of the nominees identified above to a three-year term ending in 2022, each such nominee to hold office until his or her successor has been duly elected and qualified. Stockholders who do not wish their shares to be voted for one or more nominees may so indicate by striking out the name of such nominee(s) on the proxy card. Each of the nominees has indicated his or her willingness to serve on our board, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee designated by our board. We do not contemplate that any of the nominees will be unable to serve if elected.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

Proposal 2: To Ratify the Selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019

The audit committee of our board of directors has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008 and has audited our financial statements since the fiscal year ended December 31, 2006. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law or Nasdaq rules, our audit committee believes that it is advisable and has decided to give our stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, our audit committee may reconsider this selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions from stockholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OCULAR THERAPEUTIX’ S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

OWNERSHIP OF COMMON STOCK

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2019 by:

•	each of our directors and director nominees;
•	each of our named executive officers;
•	all of our current directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 42,836,978 shares of our common stock outstanding as of March 31, 2019. The information set forth in the columns entitled “Shares Beneficially Owned” does not give effect to the issuance of any additional shares issuable upon exercise of outstanding options, warrants, or the conversion of outstanding convertible notes as of March 31, 2019.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options, warrants or convertible notes that are currently exercisable or convertible, or exercisable or convertible within 60 days of March 31, 2019, are considered outstanding and beneficially owned by the person holding the options, warrants or convertible notes for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730.

Beneficial ownership representing less than one percent of our outstanding common stock is denoted with an “*.”

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	%
Named Executive Officers and Directors
Amarpreet Sawhney, Ph.D.(1)	3,564,002	8.2%
Antony Mattessich(2)	486,438	1.1
Kevin Hanley(3)	65,832	*
Jaswinder Chadha(4)	202,900	*
Jeffrey S. Heier, M.D.(5)	62,363	*
Richard L. Lindstrom, M.D.(6)	172,452	*
W. James O’Shea(7)	38,363	*
Bruce A. Peacock(8)	44,044	*
Charles Warden(9)	2,259,428	5.27%
Leslie J. Williams	—	*
Seung Suh Hong, Ph.D.	—	*
All Executive Officers and Directors as a Group (13 persons)(10)	7,133,882	16.1%
5% Stockholders
BlackRock, Inc. (11)	2,792,752	6.5%
Summer Road LLC (12)	9,574,020	19.7%
Entities affiliated with Versant Ventures(13)	2,215,384	5.2%

(1)

Consists of (i) 885,783 shares of common stock held by Dr. Sawhney directly; (ii) 550,409 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019;  (iii) 379,419 shares of common stock held by the SAFIGS Trust; (iv) 71,969 shares of common stock held by the Sawhney Family Dynasty Trust; (v) 471,784 shares of common stock held by the Sangam Trust; (vi) 38,420 shares of common stock held by the Navdeep Chadha 2007 Delaware Trust; (vii) 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust; (viii) 189,393 shares of common stock held by the Amarpreet S. Sawhney 2014 GRAT; and (ix) 846,377 shares of common stock held by Incept, LLC. Dr. Sawhney has voting and investment power as a trustee of the Navdeep Chadha 2007 Delaware Trust and the Jaswinder Chadha 2007 Delaware Trust. Dr. Sawhney has voting and investment power as a general partner of Incept, LLC. Dr. Sawhney or his immediate family members are beneficiaries of the SAFIGS Trust, the Sawhney Family Dynasty Trust, the Sangam Trust and the Amarpreet S. Sawhney 2014 GRAT. Dr. Sawhney expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for Dr. Sawhney and for each of the entities listed above is Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730.

(2)	Consists of (i) 57,900 shares of common stock and (ii) 428,538 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019.
(3)	Consists of (i) 20,000 shares of common stock and (ii) 45,832 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019.
(4)

Consists of (i) 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust and (ii) 72,452 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019.

(5)	Consists of (i) 24,000 shares of common stock and (ii) 38,363 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019.
(6)	Consists of (i) 100,000 shares of common stock and (ii) 72,452 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019.
(7)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019
(8)	Consists of shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2018.
(9)

Consists of (i) 44,044 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2019 held by Mr. Warden directly; (ii) 2,202,377 shares of common stock held by Versant Venture Capital III, L.P.; and (iii) 13,007 shares of common stock held by Versant Side Fund III, L.P. Versant Ventures III, LLC is the general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. The managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Rebecca B. Robertson and Charles M. Warden. Each of these individuals exercises shared voting and investment power over the shares held of record by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Warden is a member of our board of directors. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is One Sansome Street, Suite 3630, San Francisco, California 94104.

(10)

Consists of (i) 5,534,778 shares of common stock and (ii) 1,599,104 shares of common stock underlying options that are exercisable as of March 31, 2019 or will become exercisable within 60 days after such date. Dr. Sawhney’s interest as trustee and Mr. Chadha’s interest as beneficiary of 130,448 shares of common stock held by the Jaswinder Chadha 2007 Delaware Trust are reflected in Dr. Sawhney’s and Mr. Chadha’s totals above. They are counted only once in this total.

(11)

Based on information provided in a Schedule 13G filed on February 8, 2019, BlackRock, Inc. reports sole voting and dispositive power as to 2,792,572 shares of common stock.    The address for the entity listed above is 55 East 52nd Street, New York, New York 10065.

(12)

Based on information provided in a Schedule 13G filed on April 1, 2019,  Summer Road LLC,  a family office under the Investment Advisers Act, reports sole voting and dispositive power as to 3,804,788 shares of common stock. Pursuant to an investment management agreement between itself and each of two Family Clients (as defined under the Investment Advisers Act), Summer Road LLC may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power held by each of the Family Clients with respect to the common stock held by each of the Family Clients.  The address for each of the entities listed above is 655 Madison Avenue, 19th Floor, New York, New York 10065, Attention Richard Silberberg.

(13)

Consists of 2,202,377 shares of common stock held by Versant Venture Capital III, L.P. and 13,007 shares of common stock held by Versant Side Fund III, L.P. Versant Ventures III, LLC is the general partner of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. The managing members of Versant Ventures III, LLC are Brian G. Atwood, Bradley J. Bolzon, Samuel D. Colella, Ross A. Jaffe, William J. Link, Barbara N. Lubash, Donald B. Milder, Robin L. Praeger, Rebecca B. Robertson and Charles M. Warden. Each of these individuals exercises shared voting and investment power over the shares held of record by Versant Venture Capital III, L.P. and Versant Side Fund III, L.P. Mr. Warden is a member of our board of directors. Each of the individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address for each of the individuals and entities listed above is One Sansome Street, Suite 3630, San Francisco, California 94104.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors, executive officers and holders of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of our records and representations made by the persons required to file these reports, we believe that, during the year ended December 31, 2018, our directors, executive officers and holders of more than 10% of our common stock complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

This proxy is solicited on behalf of our board of directors. We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to us at Ocular Therapeutix, Inc., 15 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, or by calling (781) 357‑4000. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Stockholder Proposals for 2020 Annual Meeting of Stockholders

Proposals of stockholders intended to be presented at our 2020 Annual Meeting of Stockholders pursuant to Rule 14a‑8 promulgated under the Exchange Act must be received by us at our principal offices, 15 Crosby Drive, Bedford, MA 01730, Attention: Chief Financial Officer, no later than December 27, 2019, the date that is 120 days prior to the first anniversary of the date  this proxy statement was released to stockholders, in order to be included in the proxy statement and proxy card relating to that meeting.

If a stockholder wishes to present a proposal (including director nominations) at our 2020 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, pursuant to the advance notice provision in our by-laws, such stockholder must give written notice to our Secretary at our principal executive offices at the address noted above. The Secretary must receive such notice no earlier than February 12, 2020, and no later than March 13, 2020, provided that if the date of the 2020 Annual Meeting of Stockholders is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the Annual Meeting, such notice must instead be received by the Secretary no earlier than the 120th day prior to the 2020 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to the 2020 Annual Meeting of Stockholders and (ii) the tenth day following the day on which notice of the date of the 2020 Annual Meeting of Stockholders was mailed or public disclosure of the date of the 2020 Annual Meeting of Stockholders was made, whichever occurs first.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2018 Annual Report are available at www.proxyvote.com.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

OCULAR THERAPEUTIX, INC. 15 CROSBY DRIVE BEDFORD, MA 01730

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1‑800‑690‑6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following class II directors to serve until 2022:		☐	☐	☐
1.	Election of Directors
Nominees

01	Seung Suh Hong, Ph.D. 02 Richard L. Lindstrom, M.D. 03 Leslie J. Williams

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2	To ratify the selection of PricewaterhouseCoopers LLP as Ocular Therapeutix’s independent registered public accounting firm for the fiscal year ending December 31, 2019.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10‑K, Shareholder Letter are available at www.proxyvote.com

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OCULAR THERAPEUTIX, INC.

Annual Meeting of Stockholders

June 11, 2019 8:30 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Antony Mattessich and Donald Notman, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OCULAR THERAPEUTIX, INC. that the stockholder(s) is(are) entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Eastern Time on June 11, 2019, at 15 Crosby Drive, Bedford, MA 01730, and any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side